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                                                                   EXHIBIT 10.17

March 16, 1999


Mr. Drew S. Levia
Chairman, Board of Directors
Team Communications Group, Inc.
12300 Wilshire Boulevard, #400
Los Angeles, CA 90025


                    Re: Resignation from Board of Directors

Dear Mr. Levin:

Effective immediately, for personal reasons, I am resigning from the Board of Directors of Team Communications Group, Inc.

Be advised that may resignation is not due to any disagreement relating to the company's operations, policies or practices.

Thank you,

Sincerely,

/s/ Seth Williamson
-------------------
Seth Williamson

SW:af